UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          December 15, 2010

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86-10-63899868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 17, 2010, Xian Xuemei, Li Ping, Liu Jin, and Song Zhenghong resigned as directors of Lotus Pharmaceuticals, Inc. (the “Company”), and Jun Lu, Lijun Fan, Zhaohui Li, and Michael Toups were appointed directors of the Company. It is anticipated that Lijun Fan, Zhaohui Li, and Michael Toups will each be named to the audit, nomination and compensation committees.

Item 8.01 Other Events.

On December 15, 2010, the Company received notification that its certificate of change was accepted by the Secretary of State of Nevada. Pursuant to the certificate of change, the Company will effect a two-for-one reverse split of its common stock, and the number of authorized shares of common stock was correspondingly reduced from 200,000,000 to 100,000,000. Pursuant to Section 72.209 of the Nevada Revised Statutes, no shareholder approval or amendment to the Company’s articles of incorporation was required for the certificate of change.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: December 22, 2010	By: /s/ Liu Zhongyi Name: Liu Zhongyi Title: Chairman and Chief Executive Officer